SCHEDULE 14A
                (Rule 14a-101)

   INFORMATION REQUIRED IN PROXY STATEMENT
        SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
   Securities Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive proxy statement
[x]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or
     Rule 14a-12


Strategia Corporation
(Name of Registrant as Specified in Its Charter)


Strategia Corporation
(Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
  [x]  No fee required

  (1) Title of each class of securities to which transactions applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
  (2)  Form, schedule or registration statement no.:
  (3)  Filing party:
  (4)  Date filed:

Dear Shareholder:

Please note the following corrections to the Company's proxy statement dated November 17, 1997, for the Annual
Meeting to be held on Tuesday, December 16, 1997.

The following paragraph replaces the second full paragraph on page 8:

In addition to grants of stock options, the Corporation currently pays its nonexecutive directors $750 for each regularly scheduled Board meeting attended. The Company expects to continue these payments.

The following sentence replaces the last sentence of the second paragraph under the heading "Automatic
Grant of Options" on page 12:

The Board of Directors believes the increase in the number of shares subject to options granted to Independent
Directors is appropriate, given that the Company is now traded on the American Stock Exchange and that option grants under the Plan are expected to be a significant component of the compensation paid to the Corporation's
Independent Directors for their services.

If you have any questions, please call Leigh Dauphinais at Strategia Corporation (800) 325-3977 or locally at
(502) 426-3434.